UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 19, 2014

Famous Dave’s of America, Inc.

(Exact name of registrant as specified in its charter)

Minnesota	0-21625	41-1782300
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12701 Whitewater Drive, Suite 200, Minnetonka, MN	55343
(Address of principal executive offices)	(Zip Code)

(952) 294-1300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure and Election of Directors

On May 21, 2014, Lisa A. Kro and Richard L. Monfort resigned as members of the Board of Directors (the “Board”) of Famous Dave’s of America, Inc. (the “Company”), effective immediately.

On May 22, 2014, the Board elected Jonathan Lennon and Brett Heffes to serve as directors of the Company, filling the two vacancies on the Board created by Ms. Kro’s and Mr. Monfort’s resignations. Mr. Heffes has been appointed to serve as Chair of the Company’s Audit Committee. Also on May 22, 2014, and in connection with their elections to the Board, the Company granted each of Messrs. Lennon and Heffes a 20,000 share stock option. The options will vest in five equal annual installments commencing on the one year anniversary of the grant date.

Mr. Lennon is the Founder and Portfolio Manager of Pleasant Lake Partners, a global concentrated equity investment fund. Prior to founding Pleasant Lake, Mr. Lennon was an investment analyst at JAT Capital. Prior to JAT Capital, Mr. Lennon was a financial analyst in the Investment Banking Division at Goldman Sachs & Co. Mr. Lennon was a Galbraith Fellow at Harvard University’s Kennedy School of Government and a Rotary Ambassadorial Scholar in West Africa. Mr. Lennon graduated summa cum laude and as a “Scholar of the College” from Boston College with a B.A. in Political Science.

Mr. Heffes is currently President of Winmark Corporation, a franchisor of five value-oriented retail store concepts and a technology equipment leasing company focused on middle market customers. During the past twelve years, he has served in a variety of positions for Winmark, including President of Finance and Administration, Chief Financial Officer and Treasurer.

Departure and Appointment of Chief Financial Officer; Appointment of Chief Accounting Officer

On May 22, 2014, the Company and Diana Purcel, the Company’s Chief Financial Officer and Secretary, agreed upon the terms of a separation arrangement governing the termination of her employment with the Company. Under this arrangement, Ms. Purcel will relinquish her role as Chief Financial Officer and Secretary effective June 2, 2014, but will remain as an employee of the Company through July 1, 2014 to assist in the transition of her responsibilities. Under the terms of the arrangement, Ms. Purcel will be entitled to receive the severance amounts contemplated by her existing severance agreement with the Company.

On May 19, 2014, the Company entered into an employment offer letter with Richard A. Pawlowski pursuant to which he will replace Ms. Purcel as Chief Financial Officer of the Company effective June 2, 2014. Under the employment offer letter, Mr. Pawlowski will receive an annualized base salary of $221,000 in accordance with the Company’s standard payroll practices, and is eligible for annual performance based cash incentive awards at a target mount equal to 50% of his base salary. Upon the commencement of his employment with the Company, Mr. Pawlowski will be granted a five-year, 78,000 share stock option award under the Company’s Amended and Restated 2005 Stock Incentive Plan. The award will vest in annual installments over three years. Mr. Pawlowski will be entitled to participate in the Company’s health and welfare benefit plans and retirement plans, and will also be entitled to reimbursement of up to $25,000 of qualifying relocation expenses.

Mr. Pawlowski, age 39, has significant experience in acquisition and turnaround strategies, particularly with regard to restaurant companies, and was most recently CEO and co-founder of Capitol C Holdings, LLC, a restaurant development, acquisition and operating company.

Also effective May 22, 2014, John P. Beckman was appointed as Chief Accounting Officer of the Company. Mr. Beckman, age 37, has been employed by the Company since 2009, serving as Assistant Controller from 2009 to 2011, Controller from 2011 to 2013, and Director of Finance, Accounting and Audit from 2013 until his appointment to his current position.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FAMOUS DAVE’S OF AMERICA, INC.

Date: May 23, 2014	By:	/s/ John P. Beckman
Name: John P. Beckman
Title: Chief Accounting Officer

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